EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Place Financial Corp. of our report dated August 12, 2004 appearing in the Annual Report on Form 10-K of First Place Financial Corp. for the year ended June 30, 2004.

/s/ Crowe Chizek and Company LLC

Cleveland, Ohio

January 27, 2005